Consolidated Water Reports Q1 2021 Results

GEORGE TOWN, Cayman Islands, May 17, 2021 -- Consolidated Water Co. Ltd. (Nasdaq Global Select Market: CWCO), a leading developer and operator of advanced water supply and treatment plants, reported results for the first quarter ended March 31, 2021. Quarterly comparisons are to the year-ago quarter unless otherwise noted. The company will hold a conference call at 11:00 a.m. Eastern time tomorrow to discuss the results (see dial-in information below.)

Q1 2021 Highlights

●	Total revenue of $17.1 million.
●	Services revenue increased 13.7% to $3.5 million.
●	Bulk segment gross profit up 11.5% to $2.1 million.
●	Net income from continuing operations attributable to Consolidated Water stockholders was $1.3 million or $0.08 per basic and fully diluted share.
●	As of March 31, 2021, cash and cash equivalents totaled $42.8 million, working capital was $67.4 million, debt was $0.2 million, with stockholders’ equity at $160.8 million.
●	Paid $1.3 million in dividends.

Management Commentary

“Our first quarter 2021 results reflect the company’s continued focus on expanding our services segment to mitigate the negative effects of the pandemic,” said Consolidated Water CEO, Rick McTaggart. “Our services revenue increased 14% to $3.5 million, which accounted for 21% of our consolidated revenue compared to 15% of consolidated revenue in the first quarter of 2020.

“PERC Water is the reason for the growth in our services segment, and generated about 70% of its revenue through contracts with government entities in California this past quarter. We operate and maintain water treatment and reuse facilities under contracted engagements that range from one to five years with varying renewal options. The majority of these contracts have renewal dates beyond 2021.

“Our retail business segment continued to be adversely affected by the pandemic due to continuing travel restrictions to the Cayman Islands. The Cayman Islands government recently relaxed quarantine requirements for fully vaccinated people arriving to the Islands and we hope that a gradual reopening to tourism will continue over the coming months.

“We continue to be excited and encouraged about the possibilities for PERC, which has been the best-performing area of our business throughout the pandemic. Bidding activity for potential design-build projects and operating contracts is at the busiest level we have seen since we acquired our majority ownership interest in PERC in late 2019. Potential clients in California and Arizona are seeking cost-effective solutions to their wastewater treatment and potable water challenges caused by unprecedented drought in the region. Arizona has also experienced population growth caused by the pandemic that is creating new water treatment opportunities.

“Over the remainder of the year, we expect to use our strong balance sheet to expand our business through organic growth, acquisitions, and new projects, whereby further broadening our water solution offerings and market area. Above all, we will continue to focus on business that will provide increasing value for our shareholders. We remain confident that Consolidated Water will emerge from the pandemic stronger and better than ever.”

Q1 2021 Financial Summary

Total revenue for the first quarter of 2021 declined by 17.5% to $17.1 million from $20.7 million in the first quarter of 2020. The decline reflects decreases of $1.5 million in retail segment revenue, $194,000 in bulk segment revenue and $2.3 million in manufacturing segment revenue. The decrease in revenue for these segments was partially offset by an increase of $426,000 in services segment revenue.

Retail revenue declined due to a 20% decrease in the volume of water sold by Cayman Water that resulted from the temporary cessation of tourism on Grand Cayman, as all Cayman Islands airports and seaports have been closed since March 2020 in response to the COVID-19 pandemic.

The decrease in bulk water revenue was due to a decrease in CW-Bahamas’ revenue of approximately $166,000 for 2021 due to lower energy costs, which correspondingly decreased the energy pass-through component of CW-Bahamas’ rates.

The decrease in manufacturing revenue in the first quarter of 2021 was due to a decrease in orders from Aerex’s former largest customer, which informed Aerex last October that it was suspending its purchases of certain products until the first quarter of 2022 due to inventory management related factors. The company anticipates, although cannot assure, that orders from this customer will resume in the first quarter of 2022.

The increase in services revenue was due to an increase of $1.3 million in revenue from new operating and maintenance contracts which offset a decline in plant construction revenue of $913,000.

Gross profit decreased 27.4% to $6.1 million in the first quarter of 2021 from $8.4 million in the same year-ago quarter, with gross profit as a percentage of revenue decreasing from 40.7% to 35.8% primarily as a result of the decline in revenue for the retail and manufacturing segments.

Net income from continuing operations attributable to stockholders decreased 59.4% to $1.3 million or $0.08 per basic and diluted share, compared to $3.2 million or $0.21 per basic and diluted share in the first quarter of 2020.

Net income attributable to Consolidated Water stockholders in the first quarter of 2021 decreased 65.8% to $989,000 or $0.06 per basic and fully diluted share, as compared to $2.9 million or $0.19 per basic and fully diluted share in the first quarter of 2020.

Cash and cash equivalents totaled $42.8 million as of March 31, 2021, as compared to $43.8 million as of December 31, 2020.

First Quarter Segment Results

	Three Months Ended March 31, 2021
	Retail	Bulk	Services	Manufacturing	Total
Revenue	$5,711,305	$6,245,970	$3,540,846	$1,605,196	$17,103,317
Cost of revenue	2,707,994	4,155,153	2,721,928	1,391,732	10,976,807
Gross profit	3,003,311	2,090,817	818,918	213,464	6,126,510
General and administrative expenses	3,371,010	377,503	722,020	293,953	4,764,486
Gain (loss) on asset dispositions and impairments, net	(250,000)	1,500	(433)	—	(248,933)
Income (loss) from operations	$(617,699)	$1,714,814	$96,465	$(80,489)	1,113,091
Other income, net					314,608
Income before income taxes					1,427,699
Benefit from income taxes					(2,660)
Net income from continuing operations					1,430,359
Income from continuing operations attributable to non-controlling interests					128,793
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					1,301,566
Net loss from discontinued operations					(312,794)
Net income attributable to Consolidated Water Co. Ltd. stockholders					$988,772

	Three Months Ended March 31, 2020
	Retail	Bulk	Services	Manufacturing	Total
Revenue	$7,257,432	$6,440,284	$3,114,813	$3,913,192	$20,725,721
Cost of revenue	2,986,620	4,564,580	2,273,520	2,460,680	12,285,400
Gross profit	4,270,812	1,875,704	841,293	1,452,512	8,440,321
General and administrative expenses	3,373,839	292,046	672,690	356,734	4,695,309
Gain (loss) on asset dispositions and impairments, net	—	200	(420)	—	(220)
Income from operations	$896,973	$1,583,858	$168,183	$1,095,778	3,744,792
Other income, net					27,261
Income before income taxes					3,772,053
Provision for income taxes					206,083
Net income from continuing operations					3,565,970
Income attributable to non-controlling interests					360,998
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					3,204,972
Net loss from discontinued operations					(316,365)
Net income attributable to Consolidated Water Co. Ltd. stockholders					$2,888,607

Annual General Meeting of Shareholders

The company has set May 24, 2021 as the date of its Annual General Meeting of Shareholders to be held at 4:00 p.m. Eastern Daylight Time. The Annual General Meeting will be a “hybrid” meeting of shareholders, meaning shareholders will be able to attend the Annual General Meeting as well as vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/cwco2021 or attend the meeting in person at the offices of Aquilex, Inc., 5810 Coral Ridge Drive, Suite 220, Coral Springs, FL 33076. Holders of record of the company’s stock as of March 25, 2021 will be entitled to vote at the meeting.

Conference Call

Consolidated Water management will host a conference call tomorrow to discuss these results, followed by a question-and-answer period.

Date: Tuesday, May 18, 2021

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Toll-free dial-in number: 1-844-875-6913

International dial-in number: 1-412-317-6709

Conference ID: 10155785

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 1:00 p.m. Eastern time on the same day through May 25, 2021, as well as available for replay via the Investors section of the Consolidated Water website at www.cwco.com.

Toll-free replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 10155785

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The company operates water production facilities in the Cayman Islands, The Bahamas and the British Virgin Islands and operates water treatment facilities in the United States. The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit www.cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) the collection of its delinquent accounts receivable in the Bahamas; (v) the possible adverse impact of the COVID-19 virus on the company’s business; and (vi) various other risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at http://ir.cwco.com/docs. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

David W. Sasnett

Executive Vice President and CFO

Tel (954) 509-8200

dsasnett@cwco.com

Investor Relations Contact
Ron Both, CMA
Tel (949) 432-7566

CWCO@cma.team

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$42,782,527	$43,794,150
Accounts receivable, net	24,688,432	21,483,976
Inventory	2,320,089	3,214,178
Prepaid expenses and other current assets	1,935,180	2,412,282
Contract assets	669,419	516,521
Current assets of discontinued operations	1,412,379	1,511,099
Total current assets	73,808,026	72,932,206
Property, plant and equipment, net	56,084,332	57,687,984
Construction in progress	600,021	440,384
Inventory, noncurrent	4,440,670	4,506,842
Investment in OC-BVI	1,659,501	2,092,146
Goodwill	13,325,013	13,325,013
Intangible assets, net	3,949,166	4,148,333
Operating lease right-of-use assets	2,889,508	1,329,561
Other assets	1,886,754	1,926,594
Long-term assets of discontinued operations	21,131,444	21,166,489
Total assets	$179,774,435	$179,555,552

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$2,970,756	$2,856,127
Accounts payable - related parties	247,008	200,558
Accrued compensation	1,218,729	1,434,106
Dividends payable	1,304,852	1,300,022
Current maturities of operating leases	462,464	455,788
Current portion of long-term debt	54,698	42,211
Contract liabilities	45,553	461,870
Current liabilities of discontinued operations	102,892	188,434
Total current liabilities	6,406,952	6,939,116
Long-term debt, noncurrent	161,439	126,338
Deferred tax liabilities	1,386,086	1,440,809
Noncurrent operating leases	2,520,367	982,076
Net liability arising from put/call options	559,000	690,000
Other liabilities	387,857	362,165
Long-term liabilities of discontinued operations	—	2,499
Total liabilities	11,421,701	10,543,003
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 30,106 and 31,068 shares, respectively	18,064	18,641
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 15,201,475 and 15,143,683 shares, respectively	9,120,885	9,086,210
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	—	—
Additional paid-in capital	87,028,085	86,893,486
Retained earnings	64,603,284	64,910,709
Total Consolidated Water Co. Ltd. stockholders' equity	160,770,318	160,909,046
Non-controlling interests	7,582,416	8,103,503
Total equity	168,352,734	169,012,549
Total liabilities and equity	$179,774,435	$179,555,552

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Total revenue	$17,103,317	$20,725,721
Total cost of revenue (including purchases from related parties of $155,982 in 2021 and $493,463 in 2020)	10,976,807	12,285,400
Gross profit	6,126,510	8,440,321
General and administrative expenses (including purchases from related parties of $4,429 in 2021)	4,764,486	4,695,309
Loss on asset dispositions and impairments, net	(248,933)	(220)
Income from operations	1,113,091	3,744,792

Other income (expense):
Interest income	160,364	136,440
Interest expense	(2,860)	(2,526)
Profit-sharing income from OC-BVI	6,075	10,125
Equity in the earnings of OC-BVI	15,780	25,883
Net unrealized gain (loss) on put/call options	131,000	(161,000)
Other	4,249	18,339
Other income, net	314,608	27,261
Income before income taxes	1,427,699	3,772,053
Provision (benefit) for income taxes	(2,660)	206,083
Net income from continuing operations	1,430,359	3,565,970
Income from continuing operations attributable to non-controlling interests	128,793	360,998
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	1,301,566	3,204,972
Total loss from discontinued operations	(312,794)	(316,365)
Net income attributable to Consolidated Water Co. Ltd. stockholders	$988,772	$2,888,607

Basic earnings (loss) per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.08	$0.21
Discontinued operations	(0.02)	(0.02)
Basic earnings per share	$0.06	$0.19

Diluted earnings (loss) per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.08	$0.21
Discontinued operations	(0.02)	(0.02)
Diluted earnings per share	$0.06	$0.19

Dividends declared per common and redeemable preferred shares	$0.085	$0.085

Weighted average number of common shares used in the determination of:
Basic earnings per share	15,201,458	15,114,506
Diluted earnings per share	15,356,842	15,268,884